SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                           _____________________



                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934




Date of Report                                 September 18, 1996
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    (Date of earliest event reported)




                 New York State Electric & Gas Corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          (Exact name of registrant as specified in its charter)



   New York                 1-3103-2              15-0398550
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other           (Commission           (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)



  P.O. Box 3287, Ithaca, NY                        14852-3287
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)              (Zip Code)



                                                   607-347-4131
Registrant's telephone number, including area code . . . . . .



                                    NA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 (Former name or former address, if changed since last report)

Item 5.  Other Events

Rate Matter (See Form 10-Q for quarter ended June 30, 1996, Item
2(a) - Liquidity and Capital Resources - Competitive conditions and Diversification)

     On September 27, 1996, New York State Electric & Gas
Corporation (company) issued the following news release regarding the submission of the company's filing in the Public Service
Commission of the State of New York's (PSC) Competitive
Opportunities Proceeding and a third-quarter charge by NGE
Enterprises, Inc.

            NYSEG FILES PLAN FOR THE TRANSITION TO COMPETITION;
          ANNOUNCES THIRD-QUARTER CHARGE BY NGE ENTERPRISES, INC.

          FOR IMMEDIATE RELEASE

               New York State Electric & Gas
          Corporation (NYSEG) today filed with the Public Service Commission (PSC) a five-year rate and restructuring plan for the company's transition to competition. NYSEGPlan calls for the retail price of electricity to be frozen for five years, beginning August 1, 1997, and would allow most customers to increase their electricity use at half the present price.

               "We strongly support competition, and
          NYSEGPlan is designed to treat customers and shareholders fairly during the transition to competition," said Jack H. Roskoz, NYSEG's executive vice president. "It would provide customers with stable prices and safe, reliable service. Shareholders would continue to have a reasonable opportunity to fully recover prudent investments."

               Retail competition - enabling customers
          to choose their electricity producer - would be phased in under NYSEGPlan, beginning
          August 1, 1998. "After one year of retail competition in areas yet to be selected, we would work with customers and other parties involved in the PSC's Competitive
          Opportunities Proceeding to assess its
          success. The schedule for expanding retail competition to all customers in the NYSEG service area would be reviewed during that collaborative effort," Roskoz said.

               NYSEGPlan calls for wholesale
          competition to begin August 1, 1997. "In today's energy marketplace most electric utilities own generating stations and use the power from those stations to serve their customers. Under wholesale competition, we would functionally separate our generating stations from the rest of our operations.
          The plants would then compete in an
          unregulated market, and only the lowest-cost producers would continue to operate," Roskoz said.

               Roskoz restated that it will take a
          combination of competition and reducing
          mandated costs - such as power from
          nonutility generators (NUGs) and New York
          State's high taxes - to reduce electricity prices. "Regulators, state and local elected officials, and the utilities must work together to solve the problems caused by past failed public policies. Those mandates have resulted in excess payments to NUGs and taxes in New York State that are more than twice the national average. We must reduce these costs to reduce the price of electricity,"
          Roskoz said.

               He also said NYSEGPlan could be affected by the outcome of the lawsuit filed last week by the Energy Association of New York State which challenges specific elements of the PSC's blueprint for competition.

               The company filed NYSEGPlan to comply
          with the Competitive Opportunities Proceeding order the PSC issued on May 20, 1996.
          NYSEGPlan is contingent on NYSEG being
          allowed to increase prices 2.8% this year and 2.7% on August 1, 1997, as approved by the PSC in August 1995. NYSEG needs the price increases primarily to cover the rising cost of NUG power and higher taxes. The plan will be reviewed by the PSC staff, parties to the proceeding and the public.

               On an unrelated matter, NYSEG announced
          today that it will take a 14 cents per share charge against earnings in the third quarter of 1996 to write down the investment by NGE
          Enterprises, Inc. (NGE), its wholly-owned subsidiary, in EnerSoft Corporation.

               EnerSoft, formed in May 1993, develops
          and markets computer software and real-time information and trading systems for natural gas utilities, marketers and pipeline operators. EnerSoft developed Channel 4, a natural gas and pipeline capacity trading and information system for the North American market. Channel 4 is EnerSoft's primary product.

               Electronic trading of natural gas and
          pipeline capacity is an emerging market.  The
          Channel 4 system was made available for use on August 11, 1995, and although EnerSoft has been adding subscribers, sales have been disappointing.

               NGE believes that the Channel 4 system
          may be best capitalized on by an established gas pipeline/marketer or electronic network company. Furthermore, NGE management has determined that EnerSoft no longer fits the company's strategic focus. NGE is assessing various exit strategies for EnerSoft and intends to exit the business by December 31, 1996.

     On September 18, 1996, the company issued the following news release regarding the Energy Association of New York State and its seven electric utility member's lawsuit challenging the PSC's plan for competition in the electric utility industry as presented in the PSC's May 20, 1996 Competitive Opportunities Proceeding decision.

          LAWSUIT CHALLENGES PSC's RESTRUCTURING PLAN:
          NYSEG CONTINUES ITS UNEQUIVOCAL SUPPORT OF COMPETITION

          FOR IMMEDIATE RELEASE

               The Energy Association of New York State and its seven electric utility members, including New York State Electric & Gas
          Corporation (NYSEG), today filed suit in New
          York State Supreme Court in Albany
          challenging the Public Service Commission's
          (PSC) plan for competition in the electric utility industry as presented in the PSC's
          May 20, 1996 Competitive Opportunities
          Proceeding decision.

     NYSEG will comply with the PSC's October
          1 deadline for filing a detailed plan to bring wholesale and retail competition to the company's service area.

               "We strongly support competition," said
          Jack H. Roskoz, NYSEG's executive vice
          president. "From the beginning, we have said that the transition to competition must be fair to customers, shareholders and taxpayers. We are concerned that the PSC blueprint for competition fails to adequately protect the reliability of the electric system and safeguard prudent shareholder investments made to serve customers. Because of these shortcomings, the PSC plan impedes the transition to competition."

               Early in the Competitive Opportunities
          Proceeding, NYSEG and the state's other
          electric utilities presented a blueprint for a successful transition to competition.
          NYSEG employees continue to devote
          considerable time and effort to developing the details for a transition to competition.
          "The time and effort that we have invested in planning for the transition is evidence that this lawsuit is not a challenge to competition. Our intention is to ensure that there is an orderly transition to competition and that competition takes place on a level playing field. We also want to ensure that lawful investments made to serve customers are protected and that the reliability of electric service is maintained," Roskoz said.

               "For decades utilities have been allowed to recover prudent investments made to provide safe and reliable electric service to customers. Now the PSC proposes a new regulatory framework that would eliminate the assurance that utilities will be able to recover such prudent investments. This framework amounts to the taking of private property without due process or fair compensation," Roskoz said. "This position also creates great uncertainty regarding the status of future investments needed to maintain New York's world-class electric service reliability."

     The parties to the lawsuit also contend
          that, among other things:

            - The PSC did not follow proper procedures for reaching a decision in the Competitive Opportunities case;

            - The PSC lacks the statutory authority to order utilities to divest their generation facilities.

            - The PSC lacks the statutory authority to order retail wheeling. (Retail wheeling would require utilities to deliver power sold by a third party directly to an end-user.)




          NOTE:  The Energy Association's members are
                 Brooklyn Union, Central Hudson Gas &
                 Electric Corporation, Consolidated
                 Edison Company of New York, Inc., Long
                 Island Lighting Company, New York
                 State Electric & Gas Corporation,
                 Niagara Mohawk Power Corporation,
                 Orange and Rockland Utilities, Inc.,
                 and Rochester Gas and Electric
                 Corporation.

                                SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        NEW YORK STATE ELECTRIC & GAS CORPORATION
                                        (Registrant)


                        By              Gary J. Turton
                                        Gary J. Turton
                                 Vice President and Controller
                                   (Chief Accounting Officer)


Date:  September 27, 1996